UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2006

GENESIS HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

101 East State Street, Kennett Square, PA 19348

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     The information contained in Item 7.01 of this Current Report and in the press release attached as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report and in the press release attached as Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On May 19, 2006, Genesis HealthCare Corporation (“GHC” or the “Company”) announced that, as expected, it has received a NASDAQ Staff Determination letter dated May 17, 2006 indicating that GHC is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) because GHC has not yet filed its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006. As a result, GHC is subject to potential delisting from The NASDAQ Stock Market. On May 19, 2006, GHC requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to appeal the NASDAQ Staff’s determination, which request will stay the delisting until the appeal has been heard and the Panel has rendered its decision. Pending a decision by the Panel, GHC will remain listed on The NASDAQ Stock Market.

Item 7.01     Regulation FD Disclosure

     On May 19, 2006, the Company issued a press release announcing the receipt of the NASDAQ Staff Determination letter, which release is attached hereto as Exhibit 99.1 and furnished pursuant to Item 7.01, Regulation FD Disclosure.

Item 9.01     Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

          Not applicable.

     (b) Pro forma financial information.

          Not applicable.

     (c) Exhibits.

          The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit	Description

99.1	Press release issued by Genesis HealthCare Corporation on May 19, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2006	GENESIS HEALTHCARE CORPORATION

	By:	/s/ James V. McKeon

Name: James V. McKeon
Title: Chief Financial Officer